Spark Energy, Inc. Announces Updated Guidance on
Select 2017 Financial Results
Will Present Full Year and Fourth Quarter 2017 Financial Results on Friday, March 9, 2018
HOUSTON, January 22, 2018 (GLOBE NEWSWIRE) -- Spark Energy, Inc. ("Spark" or the "Company") (NASDAQ: SPKE), an independent retail energy services company, announced today that is has updated its guidance on 2017 Adjusted EBITDA.

While still finalizing results for the year ended December 31, 2017, Spark is providing revised Adjusted EBITDA guidance of between $100.0 and $105.0 million for fiscal year 2017, which is consistent with the Company’s guidance update provided on its third quarter earnings call. The Company also expects residential customer equivalents (RCEs) in excess of 1,000,000 as of December 31, 2017.

“2017 was a strong year for us,” said Nathan Kroeker, Spark’s President and Chief Executive Officer. “In our three fiscal years as a public company, we increased our RCE count by over three times as well as brought our Adjusted EBITDA from just over $11 million to over $100 million. Those are remarkable accomplishments.”

These estimates and related matters in the reconciliation table below may change materially as Spark finalizes its results for 2017, including income tax expense actually recognized after taking into account effects related to the recent tax reform. Spark is also announcing today that it plans to present its Full Year and Fourth Quarter 2017 financial results in a conference call and webcast on Friday, March 9, 2018 at 10:00 AM Central (11:00 AM Eastern).

A live webcast of the conference call can be accessed from the Spark Energy Investor Relations website at ir.sparkenergy.com. An archived replay of the webcast will be available for twelve months following the live presentation.

About Spark Energy, Inc.

Spark Energy, Inc. is an established and growing independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for their natural gas and electricity. Headquartered in Houston, Texas, Spark currently operates in 19 states and serves 94 utility territories. Spark offers its customers a variety of product and service choices, including stable and predictable energy costs and green product alternatives.
We use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Investors should note that new materials, including press releases, updated investor presentations, and financial and other filings with the Securities and Exchange Commission are posted on the Spark Energy Investor Relations website at ir.sparkenergy.com. Investors are urged to monitor our website regularly for information and updates about the Company.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology including "may," "should," "likely," "will," "believe," "expect," "anticipate," "estimate,"

"continue," "plan," "intend," "project," or other similar words. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct. However, a variety of factors could cause actual results to differ materially from those projected in the forward-looking statements, including (i) restrictions in our debt agreements and collateral requirements, (ii) our ability to borrow funds and access credit markets, (iii) our level of indebtedness, (iv) our ability to successfully and efficiently integrate acquisitions into our operations, (iv) federal, state and local regulation, including the industry's ability to address or adapt to the enactment of any new regulations by the New York Public Service Commission that may seek to impose significant new restrictions on retail energy providers operating in New York, (v) other business risks affecting our liquidity and results of operations. Additional important risk factors that could cause actual results to differ materially from expectations are disclosed in Item 1A of Spark's Form 10-K for the year ended December 31, 2016 and subsequent Form 10-Qs and other reports filed with the SEC. While Spark makes these statements and projections in good faith, neither Spark nor its management or affiliates can guarantee that anticipated future results will be achieved. Spark assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by Spark, whether as a result of new information, future events, or otherwise. The Company’s year-end estimates are preliminary and based on the most current information available to it at this time. These estimates are subject to completion of the Company’s financial statements and the audit thereof which the Company expects to report in March 2018. The Company’s actual results may differ materially from these estimates.

Reconciliation of GAAP to Non-GAAP Measures
Adjusted EBITDA
We define “Adjusted EBITDA” as EBITDA less (i) customer acquisition costs incurred in the current period, (ii) net gain (loss) on derivative instruments, and (iii) net current period cash settlements on derivative instruments, plus (iv) non-cash compensation expense, and (v) other non-cash and non-recurring operating items. EBITDA is defined as net income (loss) before provision for income taxes, interest expense and depreciation and amortization. We deduct all current period customer acquisition costs (representing spending for organic customer acquisitions) in the Adjusted EBITDA calculation because such costs reflect a cash outlay in the period in which they are incurred, even though we capitalize such costs and amortize them over two years in accordance with our accounting policies. The deduction of current period customer acquisition costs is consistent with how we manage our business, but the comparability of Adjusted EBITDA between periods may be affected by varying levels of customer acquisition costs. For example, our Adjusted EBITDA is lower in years of customer growth reflecting larger customer acquisition spending. We do not deduct the cost of customer acquisitions through acquisitions of business or portfolios of customers in calculated Adjusted EBITDA. We deduct our net gains (losses) on derivative instruments, excluding current period cash settlements, from the Adjusted EBITDA calculation in order to remove the non-cash impact of net gains and losses on derivative instruments. We also deduct non-cash compensation expense as a result of restricted stock units that are issued under our long-term incentive plan.
We believe that the presentation of Adjusted EBITDA provides information useful to investors in assessing our liquidity and financial condition and results of operations and that Adjusted EBITDA is also useful to investors as a financial indicator of our ability to incur and service debt, pay dividends and fund capital expenditures. Adjusted EBITDA is a supplemental financial measure that management and external users of our condensed consolidated financial statements, such as industry analysts, investors, commercial banks and rating agencies, use to assess the following:

•	our operating performance as compared to other publicly traded companies in the retail energy industry, without regard to financing methods, capital structure or historical cost basis;

•	the ability of our assets to generate earnings sufficient to support our proposed cash dividends; and

•	our ability to fund capital expenditures (including customer acquisition costs) and incur and service debt.

The GAAP measure most directly comparable to Adjusted EBITDA is net income (loss). Our non-GAAP financial measure of Adjusted EBITDA should not be considered as an alternative to net income (loss). Adjusted EBITDA is not a presentation made in accordance with GAAP and has important limitations as an analytical tool. You should not consider Adjusted EBITDA in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA excludes some, but not all, items that affect net income (loss), and is defined differently by different companies in our industry, our definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
Management compensates for the limitations of Adjusted EBITDA as an analytical tool by reviewing the comparable GAAP measure, understanding the differences between the measures, and incorporating these data points into management’s decision-making process.
The following table presents a reconciliation of Adjusted EBITDA to net income (loss) for the period indicated.

APPENDIX TABLE A-1
ADJUSTED EBITDA RECONCILIATION
(in thousands)
(unaudited)

Year Ended December 31,
2017
Reconciliation of Adjusted EBITDA to Net Income:
Net income	$67,000 – 82,000
Depreciation and amortization	42,000 – 43,000
Interest expense	11,000 – 13,000
Income tax expense	27,000 – 40,000
EBITDA	158,000 – 168,000
Less:
Net, Gains (losses) on derivative instruments	5,000 – 6,000
Net, Cash settlements on derivative instruments	16,000 – 17,000
Customer acquisition costs	26,000 – 27,000
One-time change in TRA liability due to tax reform	15,000 – 25,000
Plus:
Non-cash compensation expense	5,000 – 6,000
Adjusted EBITDA	$100,000 – 105,000

Contact: Spark Energy, Inc.
Investors:
Christian Hettick, 832-200-3727
Media:
Eric Melchor, 281-833-4151